EXHIBIT 10.5

                            EMPLOYMENT AGREEMENT
                            --------------------

      THIS AGREEMENT is made effective as of the 1st day of January, 1997, by and between MERCHANTS BANK, a state chartered Bank, and MERCHANTS BANCSHARES, INC., a Delaware corporation, both with principal offices at 275 Kennedy Drive, South Burlington, Vermont, (hereinafter collectively referred to as "CORPORATIONS") and JOSEPH L. BOUTIN, residing at 63 Morrill Drive, Burlington, Vermont 05401 (hereinafter referred to as "EMPLOYEE").

                                 WITNESSETH
                                 ----------

      In consideration of the mutual covenants herein contained, the parties agree as follows:

      1. Employment: The CORPORATIONS hereby employ the EMPLOYEE, and the EMPLOYEE hereby accepts employment.

      2. Terms and Renewal: This Agreement shall be for a term beginning on January 1, 1997, and terminating on December 31, 1999.

      On December 31, 1998, the CORPORATIONS shall notify EMPLOYEE if CORPORATIONS do not intend to renew the Agreement for a one-year term following its original term. In the event that the CORPORATIONS do not notify EMPLOYEE, the Agreement shall renew for a one-year term following its original term. Similarly, on each anniversary date thereafter the CORPORATIONS shall notify EMPLOYEE if they do not intend to renew the Agreement, and upon a failure to do so the Agreement shall automatically renew for an additional one-year term following the then applicable term.

      3.  Termination:

            3.1 Discharge: The CORPORATIONS have the right to discharge the EMPLOYEE at any time with or without just cause, as herein defined. If the EMPLOYEE is discharged without just cause, the CORPORATIONS agree to pay in one lump sum the EMPLOYEE's salary, plus pay or provide as or when due all other normal benefits and Accrued Incentive Payments as provided herein, for one year from the date of such discharge or the balance of the time remaining under the terms of Agreement, whichever is greater. "Accrued Incentive Payments" shall mean the payment of incentive amounts, the precondition of which has occurred or will occur at or upon the expiration of the relevant Fiscal Period to which such incentive may be applicable. The EMPLOYEE may elect to receive the payments over a five (5) year period, such payments to be in an amount equal to the net present value of the lump sum payment if paid immediately.

            "Just cause" shall mean (a) misconduct connected with EMPLOYEE's work, if and as defined in any written policy of the CORPORATIONS covering all of the CORPORATIONS' officers or directors which is now, or subsequently, in effect; or (b) the conviction of a felony which precludes EMPLOYEE from performing all or an essential part of his duties of employment, provided that, if such conviction is subsequently reversed, rescinded or expunged, it shall not constitute just cause for termination.

            3.2 Disability: In cases of disability, either party may elect to terminate the employment, subject to the following conditions: (i) the EMPLOYEE shall receive the greater of: (a) the compensation and other normal benefits plus Accrued Incentive Payments which the EMPLOYEE would have received had he been terminated without just cause; or (b) the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the EMPLOYEE, and paid for by the CORPORATIONS. If said policy benefits are paid other than in a lump sum payment, the value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a disability as defined below.

            "Disability" shall mean mental or physical incapacity which shall continue for six (6) months or longer after exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the performance of substantially all of the EMPLOYEE's duties impossible, as certified in writing by the EMPLOYEE's physician. The CORPORATIONS, in the event of disagreement, may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such physician is Board Certified in the area of specialty pertinent to the nature and extent of such disability. In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

      4. Resignation by the EMPLOYEE: The EMPLOYEE shall have the option of terminating his employment with the CORPORATIONS provided he gives at least 60 days advance written notice to the CORPORATIONS. The EMPLOYEE shall not be deemed to have resigned and, instead, shall have been deemed discharged by the CORPORATIONS, without just cause, if the EMPLOYEE resigns as a result of: (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by, any director, officer, employee, agent, or independent contractors of the CORPORATIONS (and the CORPORATIONS' Boards of Directors shall not act, after his recommendation, to terminate the offending party(s) or to cease and desist such offending activity); (ii) acts or omissions of any director, officer, employee, agent, or independent contractors of the CORPORATIONS which could reasonably subject the EMPLOYEE to personal liability from any Federal, State or local government or agency, or any banking authority, including, but not limited to, the Federal Deposit Insurance Corporation, the Internal Revenue Service, or the Securities and Exchange Commission; (iii) fundamental disagreements over basic corporate philosophies and/or corporate business plans.

      5. Offices and Duties: The EMPLOYEE shall be appointed and/or elected, and shall serve, as the President and Chief Executive Officer of the CORPORATIONS and as a Director of Merchants Bank for the term of his employment hereunder. The CORPORATIONS intend and shall use their best efforts to ensure EMPLOYEE's retention as a Director of Merchants Bancshares, Inc. at subsequent annual meetings of its shareholders. Should the CORPORATIONS decide to alter the titles and/or positions, they must provide the EMPLOYEE with an essentially equivalent or better position, with equivalent or better salary and benefits.

      The CORPORATIONS will also use their best efforts to secure the Agreement of as many shareholders, if such are required, as are necessary to authorize this Agreement and any contemporaneous agreements required to perform the same on the part of the CORPORATIONS and to elect the EMPLOYEE to the Board of Directors of each of the CORPORATIONS.

      6. Efforts: The EMPLOYEE shall devote his full-time efforts and energies to the business and affairs of the CORPORATIONS and shall use his best efforts, skill and abilities to promote the CORPORATIONS' interests.

      7. Evaluation: The EMPLOYEE shall be evaluated annually by the Boards of the CORPORATIONS and shall receive a written copy of said evaluation. Nothing herein shall allow the CORPORATIONS to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order, memorandum of understanding or requirement shall not be affected by this provision.

      8. Salary and Increases: The CORPORATIONS shall pay the EMPLOYEE for all services rendered an initial salary of $200,000.00 per annum, commencing January 1, 1997, and payable on a bi-weekly basis. The annual salary will be reviewed annually by the Board and may be increased but not decreased at the discretion of the Board. The CORPORATIONS may also grant the EMPLOYEE such other compensation, bonuses, benefits, etc., as they may deem proper from time to time.

      9. Annual Bonus: An annual bonus will be paid to the EMPLOYEE provided the CORPORATIONS maintain a "CAMEL" rating of 2 or above, and the CORPORATIONS achieve a target ROE, set annually by the CORPORATIONS Boards of Directors' Compensation Committee, equal to or greater than the median ROE of a defined group of bank holding companies and banks ("PEER GROUP"). The PEER GROUP will be comprised bank holding companies and independent commercial banks located in the Northeast (New England, New York, Pennsylvania and New Jersey), which have assets equal to at least 50% but not more than 200% of the assets of Merchants Bancshares, Inc. If the targets are met, the EMPLOYEE will receive a minimum bonus equal to 35% of base salary for the performance year. The maximum bonus will not exceed 75% of base salary.

      For the first year of this Agreement the minimum bonus threshold shall be the 65th percentile of the PEER GROUP. The maximum bonus threshold will be the 90th percentile of the PEER GROUP. Bonus awards between 35% and 75% will be interpolated (using linear progression).

      10. Benefits: The CORPORATIONS shall provide the EMPLOYEE with all fringe benefits (including but not limited to health, life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the CORPORATIONS in subordinate positions, but shall provide EMPLOYEE with five (5) weeks per year of vacation.

      11. Supplemental Pension: The EMPLOYEE will reach normal retirement under the current pension plan at age 65. However, despite actual years of service, assuming he is employed by the CORPORATIONS for the entire period, he will have accumulated 18 years of service at age 65. Notwithstanding the foregoing, the CORPORATIONS will calculate the EMPLOYEE's benefits as if he had accumulated twenty-five (25) years of service under the plan. If the EMPLOYEE is not employed by the CORPORATIONS until age 65, then for each year of service, the EMPLOYEE will be credited with 1.4 years of service for the purpose of calculating his retirement benefits. This provision shall be applicable only if and so long as the CORPORATIONS shall maintain a pension plan.

      If the CORPORATIONS shall elect to freeze or modify any existing pension plan and shall enhance or modify any contributory pension plan qualified under [SECTION]401(K) of the Internal Revenue Code, EMPLOYEE shall participate in such replacement or modified plan.

      12. Long Term Incentive/Stock option Plan: Each year, the EMPLOYEE will receive stock options with a "value" equal to 50% of his salary. The stock value is determined by calculating the "Black-Scholes" value. The exercise price will be determined annually by the CORPORATIONS' Board of Directors' Compensation Committee. It is intended that the Committee will set the exercise price slightly above the then current market price for the stock of Merchants Bancshares, Inc.

      Options are exercisable at any time after two (2) years from their original issue date. The term of the options will expire on the earlier of
(a) ten years from the issue date, while EMPLOYEE remains employed by the CORPORATIONS, or (b) if EMPLOYEE's employment is terminated, then twelve months after termination of employment.

      If the EMPLOYEE is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of either of the CORPORATIONS from that existing on the date of this Agreement, the EMPLOYEE may exercise these options immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph. In the event that there is a split of the stock of Merchants Bancshares, Inc., EMPLOYEE's stock options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc., on the date such action is taken. In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the options granted hereby have been fully exercised, then the number of shares subject to the options granted herein shall be increased so that the total number of shares purchased and purchasable under these options as increased will bear the same relationship to the fully-diluted capitalization of Merchants Bancshares, Inc. immediately after giving effect to completion of the public offering as the original number of shares purchasable under these option does to the fully-diluted capitalization of Merchants Bancshares, Inc. at the effective date hereof. The purchase price for additional shares covered by these options as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

      If the CORPORATIONS are unable to deliver the shares upon which the EMPLOYEE seeks to exercise his options, for any reason, then the CORPORATIONS shall pay to the EMPLOYEE, on the date of exercise, the difference between the exercise price and the trading price of Merchants Bancshares, Inc. shares on that day, as traded on the exchange on which said shares are listed.

      In the event that the EMPLOYEE shall become deceased during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

      13. Expenses: The EMPLOYEE shall be reimbursed for documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

      14. Indemnification: The CORPORATIONS agree that, within the limits set forth in the Vermont Business Corporations Law and Delaware General Corporation Law, as applicable, they shall hold the EMPLOYEE harmless for any actions taken by the EMPLOYEE in what he reasonably believes to be in the CORPORATIONS' interests or for his omission to so act or for his negligence in connection with such employment. This indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions. The EMPLOYEE shall have the sole right to defend himself against any and all such demands, claims or actions, using counsel of his choosing. The indemnity herein provided shall also include, but in no way be limited to, claims of liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

      Notwithstanding the foregoing and except to the extent insurance provides such indemnity, the CORPORATIONS shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATIONS (i.e. corporate 941 taxes, interest and penalties, assessed against the EMPLOYEE through a 100% assessment by the IRS); (ii) any claims arising out of, based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally entitled; or (iii) any claim arising out of, based upon or attributable to the committing of any criminal or deliberately fraudulent act. Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the CORPORATIONS' expense, an opinion of counsel that he is legally entitled to receive it.

      This Paragraph 14 shall not limit any immunity or indemnity provided EMPLOYEE by law or by the Articles of Association or Bylaws of the CORPORATIONS.

      15. Binding Effect: This Agreement shall inure to the benefit of and be binding upon the EMPLOYEE, his legal representatives, heirs, and distributee(s), and upon the CORPORATIONS, their successors and assigns, and also any subsidiary or affiliated corporation.

      16. No Waiver: The waiver of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition.

      17. Notices: All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address as shown above (or at any new address as he shall advise the CORPORATIONS of in writing) and mailed by certified return receipt with postage fully paid. All notices to the CORPORATIONS shall be given to the presiding officer of their Boards of Directors.

      18. Controlling Law and Attorneys' Fees: Notwithstanding the actual place of execution, or the states of incorporation of the CORPORATIONS, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the jurisdiction of the Courts of the State of Vermont.

      In the event of a breach of this Agreement, the non-breaching party shall be entitled to recover its costs and attorneys' fees from the breaching party.

      19. Compliance with Law: Any and all provisions of this Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not comply shall be modified to comply with the applicable law or regulation.

      20. Prior Agreement Superseded: This Employment Agreement replaces and supersedes an Amended Employment Agreement between the CORPORATIONS and the EMPLOYEE dated effective as of October 31, 1994, with the following exception: The EMPLOYEE shall maintain all rights to incentive payments under paragraph 9 of such Amended Employment Agreement through June 30, 1997.

      IN WITNESS WHEREOF, the CORPORATIONS have caused this Agreement to be executed by directors or officers thereunto duly authorized, and the EMPLOYEE has hereunto set his hand and seal, all as of the day and year first above written.

IN PRESENCE OF:                        CORPORATIONS


                                       MERCHANTS BANK


/s/ Stacey L. Russell                  BY: /s/ Michael G. Furlong
------------------------------         -------------------------------


                                       MERCHANTS BANCSHARES, INC.


/s/ Stacey L. Russell                  BY: /s/ Michael G. Furlong
------------------------------         -------------------------------



                                       EMPLOYEE


/s/ Stacy May Dimes                    /s/ Joseph L. Boutin
------------------------------         -------------------------------
                                       JOSEPH L. BOUTIN